UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: March 31, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2022, Professional Holding Corp. (the “Company”) announced that its Chief Accounting Officer, Mary Usategui, has been appointed our Chief Financial Officer, effective immediately. Ms. Usategui remains the Company’s Principal Accounting Officer.

Ms. Usategui, age 37, has served as Executive Vice President and Chief Financial Officer of Professional Bank since April 2014. In February 2020, Ms. Usategui was appointed Chief Accounting Officer of the Company, from April 2014 to February 2020 she was Secretary of the Company. Ms. Usategui previously served as Vice President and Controller for Professional Bank from May 2010 until March 2014. Prior to joining Professional Bank, she served in various roles, including most recently as Senior Financial Officer with Grove Bank and Trust (formerly Coconut Grove Bank) in Miami, Florida from 2003 to 2010. In all, she has nearly 20 years of banking experience. Ms. Usategui has also served as a member of the Florida Bankers Association BancServ Board. Ms. Usategui is a Florida-licensed Certified Public Accountant and received her Master of Accounting degree from the University of Miami and both her Master of Science in Finance degree and her Bachelor of Business Administration degree in Finance and International Business, from Florida International University.
Exhibit No.    Description
104        Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: March 31, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary